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                                                                    EXHIBIT 10.8

               CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT


     In consideration of my employment by Phytera, Inc., a Delaware corporation (the "Company"), I hereby agree as follows:

     1. I will make full and prompt disclosure to the Company of all inventions, improvements, modifications, discoveries, methods, Biological Materials (as defined below) and developments (all of which are collectively termed "developments" hereinafter), whether patentable or not, made or conceived by me or under my direction during my employment, whether or not made or conceived during normal working hours or on the premises of the Company. I do not have any developments other than those I have already disclosed to you on Exhibit B pursuant to Section 12. As used herein, "Biological Materials" shall
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include, without limitation, any and all reagents, substances, chemical compounds, subcellular constituents, cells or cell lines, organisms and progeny, mutants, derivatives or replications thereof or therefrom.

     2. I agree that all developments covered by Paragraph 1 shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all developments. I further agree as to all developments to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce proprietary protection (including copyrights, reproduction rights and patents) on developments in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such proprietary protection thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it, and I hereby appoint the Company as my attorney to execute and deliver any such documents or assignments on my behalf in the event I fail or refuse to execute and deliver any such documents or assignments requested by the Company. My obligation to assist the Company in obtaining and enforcing patents for developments in any and all countries shall continue beyond termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

     I understand that this Paragraph 2 does not apply to developments (a) for which no equipment, supplies, facilities or trade secret information of the Company were used, (b) which were developed entirely on my own time, (c) which do not relate (i) to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, and (d) which do not result from any work performed by me for the Company.

     3. I hereby represent that, to the best of my knowledge, I have no present obligation to assign to any former employer or any other person, corporation or firm, any developments covered by Paragraph 2. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my
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employment by the Company. I have not entered into, and I agree I will not enter into, any agreement (either written or oral in conflict herewith.

     4. I understand as part of the consideration for the offer of employment extended to me by the Company and of my employment or continued employment by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use. Accordingly, this is to advise the Company that the only materials or documents of a former employer which are not generally available to the public that I have brought or will bring to the Company or have used or will use in my employment are identified on Exhibit A , and, as to each such item, I
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represent that I have obtained prior to the effective date of my employment with the Company written authorization for their possession and use in my employment with the Company.

     5. During the course of my employment by the Company, I may learn of the Company's confidential information or confidential information entrusted to the Company by other persons, corporations, or firms. The Company's confidential information includes matters not generally known outside the Company, such as developments relating to existing and future products and services marketed or used by the Company and data relating to the general business operations of the Company (e.g., concerning sales, costs, profits, organizations, customer lists,
pricing methods, etc.) and Biological Materials.   Confidential Information is
contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company, whether or not in writing and whether or not labeled or identified as confidential or proprietary. I agree not to disclose any confidential information of the Company or of such other persons, corporations, or firms to others or to make use of it, except on the Company's behalf, whether or not such information is produced by my own efforts. Also, I may learn of developments, ways of business, etc., which in themselves are generally known but whose use by the Company is not generally known, and I agree not to disclose to others such use, whether or not such use is due to my own efforts.

     6. At the time I begin employment and during the term of my employment by the Company, I will not become employed by or act on behalf of any other person, corporation, or firm which is engaged in any business or activity similar to or competitive with that of the Company, unless such employment has been approved by the Company in writing and signed by an appropriate personnel manager of the Company.

     7. In the event that my employment is transferred by the Company to a subsidiary or affiliated company (as the case may be), my employment by such company will, for the purposes of this Agreement, be considered as continued employment by the Company, unless I execute an agreement, substantially similar in substance to this Agreement, and until the effective date of said agreement in any such company for which I become employed.

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     8.  Upon termination of my employment, unless my employment is transferred to a subsidiary or affiliated company of the Company, I agree to leave with the Company all records, drawings, notebooks, and other documents pertaining to the Company's confidential information, whether prepared by me or others, and also any Biological Materials, equipment, tools or other devices owned by the Company, then in my possession however such items are obtained, and I agree not to reproduce any document or data relating thereto.

     9. I agree that during my employment and for a period of one year after the termination or cessation of my employment for any reason, I shall not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to discontinue his or her employment relationship with the Company.

     10. I understand that this Agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment with the Company. I understand that my employment is "at will" and that my obligations under this Agreement shall not be affected by any change in my position, title or function with, or compensation, by the Company.

     11. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination, and shall be binding upon my heirs, executors, and administrators.

     12. Prior to entering into the employ of the Company I have terminated employment with all past employers.

     13.  As a matter of record I have identified on Exhibit B all developments
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relevant to the subject matter of my employment by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which I desire to remove from the operation of this Agreement; and I covenant that such list is complete. If there is no such list on Exhibit B, I represent that I have made no such
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developments at the time of signing this Agreement.

     14. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforcement of my obligations hereunder by court injunction.

     15. If any provisions of this Agreement shall be declared invalid, illegal or unenforceable, then such provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such provision. If such provision shall be unreasonable to enforce to any extent, such provision shall be severed and all remaining provisions shall continue in full force and effect.

     16. This Agreement shall be effective as of the date set forth below next to my signature.

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     17.  This Agreement shall be governed in all respects by the laws of the
Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, I have executed this Agreement under seal as of the date below.

Dated:  May 24, 1994     By:  /s/ Christopher J. Pazoles
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                         Print Name:  Christopher J. Pazoles
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ACCEPTED AND AGREED TO:
Phytera, Inc.

By:  /s/ Malcolm Morville
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Title:  President
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                                   EXHIBIT A
                                       TO

               CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT
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                                   EXHIBIT B
                                       TO

               CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT
               --------------------------------------------------


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